UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2018

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main Street, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2018, James W. Swent III, a director of the board of directors (the “Board”) of Energy XXI Gulf Coast, Inc. (“EGC” or the “Company”) and Chair of the Audit Committee (“Audit Committee”) of the Board, voluntarily resigned from the Board for personal reasons, effective immediately. As a result of Mr. Swent’s departure from the Board, the Company is temporarily deficient of the requirement under Nasdaq Listing Rule 5605(c)(2)(A) that audit committees be composed of at least three independent directors. On February 12, 2018, pursuant to Nasdaq Listing Rule 5625, the Company notified the Nasdaq Stock Market LLC (the “Nasdaq”) that it is deficient in such audit committee requirement. The Company has commenced its search for a director to replace Mr. Swent on the Board and Audit Committee who will meet the independence requirements of Section 10A-3 of, and Rule 10A-3 under, the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5605. In its notice to the Nasdaq, the Company confirmed its intent to use the cure period provided in Nasdaq Listing Rule 5605(c)(4)(B) to appoint a member to its Audit Committee within the time period provided, which cure period will expire at the Company’s 2018 annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of James W. Swent III from the Board of Directors.

As described in Item 3.02, which is incorporated herein by reference, on February 10, 2018, James W. Swent III voluntarily resigned from the Board, effective immediately. In his resignation letter, Mr. Swent indicated that, because of his increased responsibilities as Chief Executive Officer of Paragon Offshore Limited, Mr. Swent did not believe he had adequate time to fulfill his duties as a director of the Company. Accordingly, Mr. Swent’s resignation from the Board did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

Prior to his resignation from the Board, Mr. Swent served as a member of the Compensation Committee of the Board, in addition to his role as Chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2018	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President